UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2018

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio		44667-0280

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Agreement

On April 27, 2018, The J. M. Smucker Company (the “Company”) entered into that certain Term Loan Credit Agreement (the “Term Loan Agreement”) with the various lenders named therein, and Bank of America, N.A., as administrative agent for the lenders (the “Term Loan Agent”).

The Term Loan Agreement provides for a $1.5 billion term facility that may be borrowed substantially concurrently with the closing of the Acquisition (as defined below) and matures on the third anniversary of the Acquisition Closing Date (as defined below) (the “Term Loan Maturity Date”). The Term Loan Agreement does not provide for scheduled amortization payments. The proceeds of the borrowing under the Term Loan Agreement will be used to (i) finance the consummation of the acquisition of Ainsworth Pet Nutrition Parent, LLC (the “Acquisition”), which was previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2018, (ii) refinance certain existing indebtedness of Ainsworth Pet Nutrition Parent, LLC and certain of its subsidiaries (the “Acquired Business”) and (iii) pay fees and expenses incurred in connection with the foregoing.

The Company’s borrowings under the Term Loan Agreement will bear interest, at the Company’s option, at either a base rate or a LIBOR rate, in each case plus an applicable margin. The base interest rate for borrowings is a rate equal to the greatest of (i) the Term Loan Agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the one-month LIBOR rate plus 1.00%. Under the Term Loan Agreement, the applicable margins on base rate loans range from 0.00% to 0.50% and the applicable margins on LIBOR loans range from 0.875% to 1.50%, in each case based on the Company’s long-term unsecured debt rating.

Under the terms of the Term Loan Agreement, the Company must maintain, as of the last day of each fiscal quarter, a ratio of total debt to EBITDA (the “total leverage ratio”) of no greater than 4.75 to 1.00 for all the fiscal quarter periods commencing with the the first fiscal quarter after the closing date of the Acquisition (the “Acquisition Closing Date”) and ending April 30, 2019; a total leverage ratio of no greater than 4.25 to 1.00 for all the fiscal quarter periods between May 1, 2019 and April 30, 2020; and a total leverage ratio of no greater than 3.75 to 1.00 for all the fiscal quarter periods between May 1, 2020 and the Term Loan Maturity Date. In addition, at all times after the first fiscal quarter after the Acquisition Closing Date, the Company must maintain a ratio of EBITDA to cash interest expense (the “interest coverage ratio”) of at least 3.50 to 1.00. Each of such tests is subject to certain exceptions and qualifications set forth in the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Term Loan Agreement also contains certain customary events of default. Subject to certain funds provisions, if an Event of Default (as defined in the Term Loan Agreement) has occurred and is continuing, the Term Loan Agent may declare that the loans and any accrued interest are due and payable by the Company.

On April 27, 2018, in connection with the entry into the Term Loan Agreement and the Amendment (as defined below), the Company terminated its commitment letter, dated April 4, 2018, with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. that provided a commitment, subject to satisfaction of customary conditions, for a $1.9 billion 364-day senior unsecured bridge term loan credit facility.

Several of the lenders under the Term Loan Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services for which they receive customary fees and may do so in the future.

A copy of the Term Loan Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Amendment to Revolving Credit Agreement

On April 27, 2018, the Company entered into Amendment No. 1 to Credit Agreement (the “Amendment”) to the Revolving Credit Agreement, dated as of September 1, 2017, among the Company and Smucker Foods of Canada Corp., as borrowers, the lenders party thereto, and Bank of America, N.A., as administrative agent (the “Credit Agreement”).

Among other matters, the Amendment increases the maximum total leverage ratio permitted under the total leverage ratio covenant upon the closing of the Acquisition such that the Company must maintain, as of the last day of each fiscal quarter, a total leverage ratio of no greater than 4.75 to 1.00 for all the fiscal quarter periods commencing with the first fiscal quarter after the Acquisition Closing Date and ending April 30, 2019; a total leverage ratio of no greater than 4.25 to 1.00 for all the fiscal quarter periods between May 1, 2019 and April 30, 2020; and a total leverage ratio of no greater than 3.75 to 1.00 for all the fiscal quarter periods between May 1, 2020 and the termination of the Credit Agreement. As amended, the Credit Agreement continues to require the Company to maintain an interest coverage ratio of at least 3.50 to 1.00.

Several of the lenders under the Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services for which they receive customary fees and may do so in the future.

The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 1, 2017. A copy of the Amendment to the Credit Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 1, 2018, the Company issued a press release announcing that, effective June 25, 2018, David J. Lemmon, President, Canada, International and U.S. Away From Home, will assume the position of President, Pet Food and Pet Snacks, and Barry C. Dunaway, President, Pet Food and Pet Snacks, will assume the position of Executive Advisor, Pet until his retirement on July 31, 2018.

Item 8.01	Other Events.

A copy of the press release issued by the Company, dated May 1, 2018, announcing the organizational changes described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of April 27, 2018, among the Company, as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent.

10.2	Amendment No. 1 to Credit Agreement dated as of April 27, 2018, to the Revolving Credit Agreement, dated as of September 1, 2017, among the Company and Smucker Foods of Canada Corp., as borrowers, the lenders party thereto, and Bank of America, N.A., as administrative agent.

99.1	Press Release issued by The J. M. Smucker Company, dated May 1, 2018, announcing certain organizational changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: May 1, 2018	By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Senior Vice President, General Counsel and Secretary